                                                                   EXHIBIT 10.10


                               OFFICE LEASE FOR


                     HEALTH PARTNERS FINANCIAL CORPORATION


                          CHEVY CHASE METRO BUILDING
                             TWO WISCONSIN CIRCLE
                             CHEVY CHASE, MARYLAND

                               TABLE OF CONTENTS
                                                                      Page
                                                                      ----
  1.  DEMISED PREMISES...............................................   1
  2.  TERM...........................................................   1
  3.  USE............................................................   4
  4.  RENT...........................................................   4
  5.  RENTAL ESCALATION FOR INCREASES IN EXPENSES....................   5
  6.  DEPOSIT........................................................   5
  7.  ASSIGNMENT AND SUBLETTING......................................   6
  8.  PRE-OCCUPANCY TENANT WORK......................................   9
  9.  ALTERATIONS....................................................  10
 10.  MECHANIC'S LIEN................................................  12
 11.  MAINTENANCE BY LESSEE AND LESSOR...............................  12
 12.  SIGNS AND ADVERTISEMENTS.......................................  13
 13.  DELIVERIES AND MOVING OF LESSEE'S PROPERTY.....................  13
 14.  LESSEE'S EQUIPMENT.............................................  14
 15.  SERVICES AND UTILITIES.........................................  15
 16.  LESSEE'S RESPONSIBILITY FOR DAMAGE.............................  17
 17.  ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS...............  17
 18.  INSURANCE......................................................  17
 19.  REQUIREMENTS FOR LESSEE'S INSURANCE POLICIES...................  19
 20.  LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON...........  19

 21.  DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES.............  20
 22.  DEFAULT OF LESSEE..............................................  21
 23.  BANKRUPTCY.....................................................  24
 24.  SUBORDINATION..................................................  26
 25.  CONDEMNATION...................................................  27
 26.  RULES AND REGULATIONS..........................................  28
 27.  NO PARTNERSHIP.................................................  28
 28.  NO REPRESENTATIONS BY LESSOR...................................  28
 29.  BROKER AND AGENT...............................................  28
 30.  WAIVER OF JURY TRIAL...........................................  29
 31.  NOTICES........................................................  29
 32.  ESTOPPEL CERTIFICATES..........................................  29
 33.  HOLDING OVER...................................................  30
 34.  PARKING........................................................  31
 35.  OPTION TO EXTEND TERM..........................................  31
 36.  RIGHT OF FIRST NEGOTIATION.....................................  32
 37.  COVENANTS OF LESSOR............................................  33
 38.  GENDER.........................................................  33
 39.  CORPORATE LESSEE...............................................  33
 40.  BENEFIT AND BURDEN.............................................  34
 41.  GOVERNING LAW..................................................  34
 42.  ENTIRE AGREEMENT...............................................  34

                              TWO WISCONSIN CIRCLE

                                  OFFICE LEASE


     THIS LEASE, made and entered into on this 4th day of January, 1996, by and
                                               ---
between TWO WISCONSIN CIRCLE JOINT VENTURE, a Maryland joint venture, hereinafter called "Lessor," and HEALTH PARTNERS FINANCIAL CORPORATION, a Delaware corporation, hereinafter called "Lessee"

     WITNESSETH, That, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:


1.   DEMISED PREMISES
     ----------------

     Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided, approximately 5,414 square feet of rentable area on the third (3rd) floor of the office building situated at Two Wisconsin Circle, Chevy Chase, Maryland (such building being hereinafter referred to as the "Building" and such rentable area being hereinafter referred to as the "Demised Premises"). The Demised Premises has been assigned Suite Nos. 320 and 340 and is outlined on the floor plan attached hereto and made a part hereof as Exhibit A. The exact area of the Demised Premises has been measured by Lessor's architect in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement.


2.   TERM
     ----

     (A) Subject to and upon the covenants, agreements and conditions of Lessor and Lessee set forth herein, or in any Exhibit or Addendum hereto, the term of this Lease shall commence on the Commencement Date, which shall be the 1st day of March, 1996 (the "Anticipated Commencement Date"), or such later date as may be established pursuant to the provisions below in this Section 2, and shall expire on the last day of the calendar month during which the fifth (5th) anniversary of the Commencement Date occurs, unless the term is extended pursuant to section 35 below; provided, however, that in no event shall the Commencement Date occur earlier than fourteen (14) days after the date Lessor (in consultation with its architect) has confirmed to Lessee in writing the substantial completion of the Pre-occupancy Tenant Work to be performed by Lessor pursuant to Section 8 below; during which 14-day period Lessee may enter upon the Demised Premises at reasonable times and as coordinated with Lessor for the purpose of installing its telephone system and cabeling. Such pre-term entry by Lessee shall be upon the terms and conditions of this Lease, including Lessee's indemnification of Lessor pursuant to Section 18 below, and excluding only Lessee's obligation to pay rent.

     (B) In the event Lessor has not completed the Pre-occupancy Tenant Work to be performed by it pursuant to Section 8 below by the Anticipated Commencement Date, except for punch list items that will not materially affect the use of the Demised Premises, Lessor, its agent and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations to perform under the Lease. The Commencement Date shall be extended however, in accordance with the provisions of this section of the Lease, to the earlier of
(i) the date the Demised Premises are occupied by Lessee or (ii) the date which is fourteen (14) days after the date Lessor has notified Lessee in writing that all such Pre-occupancy Tenant Work has been completed, other than punch list items as previously described. The term "Preoccupancy Tenant Work," as generally used herein, shall have the same meaning as given to the term in the section of this Lease entitled "PRE-OCCUPANCY TENANT WORK." When Lessee accepts possession of the Demised Premises, Lessor and Lessee shall execute the "Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises," attached hereto as Exhibit D, which shall specify the Commencement Date.

     (C) In the event Lessee fails to furnish to Lessor:

          (i) Lessee's requirements for Pre-occupancy Tenant Work in the Demised Premises including partitioning finishes, its electric, telephone and reflected ceiling requirements, and other requirements of Lessee for the Demised Premises within ten (10) days after full execution of this Lease;

          (ii) Lessee's written approval of Lessor's working drawings for Pre-occupancy Tenant Work as submitted by Lessor within ten (10) days after receipt of Lessor's working drawings for Pre-occupancy Tenant Work in the Demised Premises, or, alternately, Lessee's approval within said ten
     (10) day period of Lessor's working drawings annotated to reflect only those changes to the working drawings required to make the working drawings comply with Lessee's previously furnished requirements for Pre-occupancy Tenant Work;

          (iii) Written approval of Lessor's estimate of the cost of all Pre-occupancy Tenant Work in excess of the Tenant Allowance (as defined in Section 8 below), within ten (10) days from receipt of said estimate; or

          (iv) Information requested by Lessor which is required by Lessor to proceed with preparation of the plans, specifications, working drawings, ordering of materials, preparation and letting of bids for work to be performed or for performance of construction work within five (5) working days from the receipt of Lessor's request for information;

then any delay in completing such Pre-occupancy Tenant Work caused by such failure of Lessee to furnish such requirements, approvals or information shall not in any manner delay or affect the Commencement Date, including Lessee's obligation to pay monthly rent from the Commencement Date. In the event Lessee fails to furnish one or more of the items described above by the date or within the number of days provided therein, Lessor shall complete the Demised Premises in accordance with the provisions of Section 8 below not later than the Anticipated Commencement Date of this Lease stated above, plus the number of days required by Lessee to furnish such requirements, approvals or information to Lessor after the specified date or the number of days provided above (the "Extended Date").

     (D) In the event Lessor fails to complete the Pre-occupancy Tenant Work to be performed by it pursuant to Section 8 below, except for said punch list items, on or before the Extended Date, for any reason or cause, Lessor, its agents and employees shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall Lessee be excused from the obligations under the Lease, except that payment of rent shall abate commencing on the Extended Date until the earlier of (i) the date Lessee first occupies the Demised Premises or (ii) the day which is fourteen (14) days after Lessor has notified Lessee in writing that all such Pre-occupancy Tenant Work, other than punch list items, has been completed; provided, however, that if Lessor's failure to complete such Preoccupancy Tenant Work on or before the Extended Date is attributable to Lessee's requirements for materials, finishes or installations other than building standard, or the performance and/or completion of work by a person, firm or corporation employed by Lessee, then Lessee will be entitled to no rent credit or abatement of any kind.

     (E) Notwithstanding the foregoing, in the event the Commencement Date of this Lease shall not have occurred on or before one hundred eighty (180) days from the date of Lessee's written approval of Lessor's cost estimate as provided in Section 2(C)(iii) above, through no fault of Lessee, then Lessee shall have the option to cancel and terminate this Lease by giving written notice of such cancellation and termination to Lessor on or before ten (10) days after the expiration of the said 180-day period. It is an express condition to the foregoing right of Lessee to so cancel and terminate this Lease that Lessee shall not initiate any change order which would delay Lessor in the completion of such Pre-occupancy Tenant Work. Further, Lessee shall not have any right to so cancel and terminate this Lease if Lessor has completed all Pre-occupancy Tenant Work to be performed by Lessor except for (i) such items thereof as are attributable to Lessee's requirements for materials, finishes or installations other than building standard, and which have not been completed because of delay in the delivery of materials, fixtures or equipment necessary to complete such items and/or the performance or completion of work by a person, firm or corporation employed by Lessee, and (ii) other items thereof which may not be completed until after installation of the items referred to in the immediately preceding clause (i).

     (F) It is understood and agreed that the obligations of Lessor and Lessee under the Lease are contingent upon the existing tenant(s) of the Demised Premises vacating and surrendering full possession of the same on or about January 31, 1996. In the event Lessor is unable to deliver possession of the Demised Premises on March 1, 1996 because the existing tenant(s) has failed to so vacate, Lessor shall not be liable or responsible for any claims, damages or liability arising in connection therewith or by reason thereof, nor shall Lessee be excused or released from this Lease because of Lessor's inability to deliver possession of the Demised Premises on that date. The Commencement Date, however, shall be extended consistent with the terms of the preceding paragraphs to the earlier of (i) the date the Demised Premises are occupied by Lessee or (ii) the date which is fourteen (14) days after the date Lessor has notified Lessee in writing that all Pre-occupancy Tenant Work to be performed by Lessor pursuant to
Section 8 below has been substantially completed; provided, however, that if the existing tenant(s) fail to vacate and surrender full possession of the Demised Premises on or before February 29, 1996, then either Lessor or Lessee shall have the right to cancel and terminate this Lease without further liability by giving written notice of such cancellation and termination to the other on or before March 15, 1996, and this Lease shall be null and void and of no further force or effect upon the delivery of such notice. Lessor shall endeavor to keep Lessee informed as to the status of its efforts to recapture possession of the Demised Premises from the existing tenant(s).

3.  USE
    ---

     Lessee will use and occupy the Demised Premises solely for general office purposes in accordance with the applicable zoning regulations. Lessor represents that general office use is a permitted use under current zoning regulations. The Demised Premises will not be used for any other purpose without the prior written consent of Lessor. Lessee will not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governments, government agencies and any other public authority having jurisdiction over the Demised Premises, including without limitation, the requirements of the Americans with Disabilities Act ("ADA") of 1990 and its implementing regulations, as existing or hereafter amended, applicable to the Demised Premises. Lessor shall be responsible for compliance with ADA as applicable generally to the common areas of the Building without regard to Lessee's specific use of the Demised Premises.

4.   RENT
     ----

     (A) Lessee covenants and agrees to pay to Lessor rent of any kind or nature, including Monthly Rent (as hereinafter defined) and any sums, charges, expenses and costs identified in this Lease as additional rent to be paid by Lessee to Lessor. Lessee's obligation to pay rent shall begin on the Commencement Date (as specified in the executed "Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises" in the form attached hereto as Exhibit D) and shall continue to remain an obligation of Lessee until completely satisfied.

     Lessee will make all payments of rent by check to the Lessor's agent, The Chevy Chase Land Company, Suite 1001,8401 Connecticut Avenue, Chevy Chase, Maryland 20815, or to such other party or to such other address as Lessor may designate from time to time by written notice to Lessee, without demand and without deduction, set-off or counterclaim. If Lessor shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of the Lessor's rights hereunder.

     (B) The monthly rent for the Demised Premises (hereinafter referred to as "Monthly Rent") which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept, shall be as follows:

             Lease Period                           Monthly Rent
             ------------                          -------------

     -From the Commencement Date
         through the twelfth (12th)
         full calendar month                       $11,053.58

     -From the thirteenth (13th)
         full calendar month through
         the twenty-fourth (24th) full
           calendar month                          $11,391.96

     -From the twenty-fifth (25th)
         full calendar month through
         the thirty-sixth (36th) full
           calendar month                          $11,730.33

     -From the thirty-seventh (37th)
         full calendar month through
         the forty-eighth (48th) full
         calendar month                            $12,068.71



     -From the forty-ninth (49th)
         full calendar month through
         the sixtieth (60th) full
         calendar month                            $12,407.08

If the term of this Lease begins on a date other than the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the rate of one thirtieth (1/30th) of the Monthly Rent for each day, payable in advance.

     (C) Monthly Rent as specified above shall be payable in advance on the first day of each calendar month during the term of this Lease. Monthly Rent shall not be subject to any escalation or increases other than those specified in Section 4(B) above.


5.  RENTAL ESCALATION FOR INCREASES IN EXPENSES
    -------------------------------------------

     (Section 5 has been intentionally omitted). Lessee shall not be obligated for the payment of any additional rent based upon increases in the operating or common expenses for the building).


6.  DEPOSIT
    -------

     Simultaneously with the execution of this Lease by Lessee, Lessee shall deposit with Lessor the following sums to serve as security for the payment and performance by Lessee of all Lessee's obligations under this Lease:

     (i) The sum of Eleven Thousand Fifty-Three and 58/100 Dollars ($11,053.58), as a non-interest bearing cash security deposit to be applied to payment and satisfaction of the Monthly Rent for the first
           (1st) full calendar month of the term of this Lease. Such cash deposit, prior to its being applied to the payment of the said Monthly Rent, shall be security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease, and Lessor shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure any default by Lessee, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary to restore the cash deposit to Eleven Thousand Fifty-Three and 58/100 Dollars ($11,053.58)

     (ii) The further sum of Twelve Thousand Four Hundred Seven and 08/100 Dollars ($12,407.08) as an additional non-interest bearing cash security deposit. Such additional cash security deposit shall be security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease throughout the term hereof. Accordingly, Lessor shall have the right, but shall not be obligated, to apply all or any portion of the additional cash deposit to cure Lessee's default, in which event Lessee shall be obligated to promptly deposit with Lessor cash in an amount sufficient to restore this security item to Twelve Thousand Four Hundred Seven and 08/100 Dollars ($12,407.08).

     In the event Lessee fails to perform its obligations and to take possession of the Demised Premises on the Commencement Date provided herein, said cash deposits shall not be deemed liquidated damages and Lessor may apply the said cash deposits to reduce Lessor's damages, and such application of the deposits shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor. Within sixty (60) days after the expiration of the term hereof (as may be renewed or extended), and provided that Lessee is not in default under the terms hereof, Lessor shall return only the said additional cash deposit to Lessee, less such portion thereof as Lessor shall have retained to cure any default by Lessee with respect to any of Lessee's obligations, covenants, conditions or agreements hereunder.


7.  ASSIGNMENT AND SUBLETTING
    -------------------------

     (A) Lessor's Prior Consent Required. Lessee and Lessee's representatives,
         --------------------------------
successors and assigns will not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Lessor, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, subject to and as more fully set forth in
Section 7(B) below; provided, however, that Lessee may assign this Lease or sublet the Demised Premises or any part thereof without Lessor's consent (but upon prior written notice to Lessor) if and only if such assignment or subletting is to or with any subsidiary or affiliate of Lessee. A "subsidiary" of Lessee shall mean any corporation not less than fifty percent (50%) of whose outstanding voting stock shall, at the time, be owned by the Lessee. An "affiliate" of Lessee shall mean any corporation or partnership which controls or is controlled by or is under common control with Lessee, "control" meaning the power to direct or cause the direction of the management and policy of a corporation or partnership through the ownership of voting securities or partnership interests.

     (B) Qualifications of Subtenant. Subject to the provisions of Subsection
         ---------------------------
(C) hereof, if all of the following conditions are met, Lessor shall not unreasonably withhold its consent hereunder to any sublease by Lessee, it being understood that Lessor's right to withhold consent if the following conditions are not met is a material consideration for Lessor's agreement to enter into this Lease.

         (i) Lessee must first notify Lessor, in writing, of any proposed sublease, at least forty (40) days prior to the effective date of such proposed sublease. The notice to Lessor must include a copy of the proposed sublease and a copy of the proposed subtenant's most recent financial statement, prepared by a certified public accountant:

         (ii) The subtenant must have a credit rating satisfactory to Lessor (in Lessor's reasonable judgment);

         (iii) The sublease must be expressly subject and subordinate to this Lease, must require that any subtenant must comply with and abide by all of the terms of this Lease, and must provide that any termination of this Lease shall extinguish the sublease as well;

         (iv) The subtenant may not change the use of the premises or propose to conduct its business in a manner which, in Lessor's sole judgment, is not appropriate for a first class office building in the Metropolitan Washington, D.C. Area;

         (v) The subtenant may not be a tenant, subtenant, or other occupant of any part of the Building, unless there is no other comparable space in the Building available to Lessor to offer to a subtenant; and

         (vi) The Lessee may not be in default under this Lease beyond any applicable notice and cure period, or have committed two events of monetary or material nonmonetary default hereunder during the previous twelve (12) months, whether cured or not.


     (C) Lessor's Right of First Refusal. Lessor shall have the right, within
         -------------------------------
thirty (30) days after receipt of the notice from Lessee required under Subsection (B)(i) above that Lessee proposes to sublease all or a portion of the Demised Premises, to elect (i) to sublet the Demised Premises from Lessee at the rent then being paid by Lessee for the Demised Premises under Section 4 hereof (or that portion thereof which Lessee proposes to sublease) by a proportionate reduction in the rent as hereinafter set forth; (ii) to terminate this Lease, effective thirty (30) days after notification thereof, in its entirety if Lessee intends to sublet all of the Demised Premises or, if Lessee proposes to sublet a portion of the Demised Premises, to terminate this Lease only with respect to such portion of the Demised Premises; or
(iii) consent to the sublease in which event Lessee shall continue to pay rent as provided in Section 4 hereof and, in addition, Lessee shall be required to pay Lessor each month during the term of the sublease and within five (5) days of receipt of rent from the sublessee, one-half (1/2) of the amount of rent payable by such sublessee (less Lessee's reasonable costs of subleasing, such as leasing commissions, legal fees and tenant improvements, amortized monthly on a straight-line basis over the term of the sublease) in excess of the amount of rent payable by Lessee hereunder with respect to the portion of the Demised Premises sublet. Upon exercise by Lessor of either of the options set forth in subclauses (i) or (ii) above, Lessee shall surrender the Demised Premises or such portion thereof, as the case may be, to Lessor, and thereafter the rent to be paid by Lessee pursuant to Section 4 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Lessee bears to the total square foot area of the Demised Premises. In the event that Lessor does not exercise its right to sublet the Demised Premises, or such portion thereof, as the case may be, or to terminate this Lease within said thirty (30) day period, Lessee shall have the right, subject to the provisions of subclause (iii) above, to sublet the Demised Premises or a portion thereof after first obtaining the written consent of Lessor as provided in Subsection
(A) above. Upon exercise by Lessor of the option set forth in subclause (iii) above, Lessee covenants and agrees to provide Lessor with quarterly statements, prepared and verified by Lessee's comptroller or chief financial officer, stating the amount of rent received by Lessee from its subtenant(s) during such quarterly period. If such statement shows Lessee failed to make the full payments required by subclause (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Lessee, as additional rent hereunder.

     (D) Transfer of Interest in Lessee. Subject to the provision of Section 7(A) above regarding assignment or subletting to or with a subsidiary or affiliate of Lessee, any transfer after the date hereof, whether to one or more persons or entities and whether at one or more different times, of a controlling interest in Lessee (regardless of whether Lessee is a corporation, partnership, or other entity) whether voluntarily, by operation of law, or otherwise, shall be deemed an assignment of this Lease within the meaning of this Section 7.

     (E) No Waiver or Release. The consent by Lessor to any assignment or
         ---------------------
subletting shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Lessee from any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Lessee from obtaining the consent in writing of Lessor to any further assignment or subletting. Lessee and any guarantor shall remain fully responsible and liable for all of Lessee's obligations under this Lease, and the assignee, subtenant or occupant shall automatically be jointly and severally liable to the extent to the assigned, sublet or occupied portion of the Demised Premises. Lessee hereby assigns to Lessor the rent due from any assignee, subtenant or occupant of Lessee and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Lessor, at Lessor's option, in the event of any default by Lessee under the terms of this Lease.


8.  PRE-OCCUPANCY TENANT WORK
    -------------------------

     All Pre-occupancy Tenant Work shown on the working drawings and to be performed by Lessor at Lessor's cost is set forth in and shall be performed in accordance with the provisions of Exhibit B; provided, however, that quantity allowances and additional tenant finishes to be furnished by Lessor at its expense shall be in such reasonable quantities and of such reasonable nature as depicted on the mutually approved working drawings notwithstanding anything to the contrary in Exhibit B; and provided further, however, that in no event shall the total cost of all Pre-occupancy Tenant Work to be performed by Lessor at its expense exceed One Hundred Eight Thousand Two Hundred Eighty and 00/100 Dollars ($108,280.00) (the "Tenant Allowance"). The Pre-occupancy Tenant Work to be performed by Lessor at its expense shall include the "Design Services" specified in Exhibit B. All Pre-occupancy Tenant Work shown on the working drawings, the cost of which exceeds the Tenant Allowance, shall be purchased and installed by Lessor or its contractors at Lessee's expense. Prior to commencing any Pre-occupancy Tenant Work, the cost of which exceeds the Tenant Allowance, Lessor will submit to Lessee written estimates for the cost of any such work; it being understood that Lessor will request bids from at least three (3) responsible and licensed general contractors for the performance of all such Pre-occupancy Tenant Work. If Lessee shall fail to approve in writing the drawings, plans or specifications and/or the cost estimates within the time periods set forth in
Section 2 above, the same shall be deemed disapproved by Lessee, and Lessor shall not be authorized to proceed therewith and any delay in completing Pre-occupancy Tenant Work caused by such failure of Lessee to furnish such approval(s) shall not in any manner delay or affect the Commencement Date. Lessee agrees to pay to Lessor, promptly upon being billed therefor, the cost of any such Pre-occupancy Tenant Work in excess of the Tenant Allowance, together with ten percent (10%) overhead on such costs. Lessee shall pay one-half (1/2) of such costs in excess of the Tenant Allowance upon approval of the cost estimates, and the entire remaining balance of such costs in excess of the Tenant Allowance when such work is complete as determined by Lessor's architect and/or engineer. All such payments shall constitute additional rent, and in the event of nonpayment thereof by Lessee, Lessor shall have all the rights and remedies set forth in this Lease with respect to nonpayment of rent.

     In the event the entire amount of the Tenant Allowance is not exhausted by application to the total cost of all Pre-occupancy Tenant Work to be performed by Lessor at its expense, then such balance of the Tenant Allowance shall be available for disbursement to Lessee to reimburse Lessee (to the extent of such balance of the Tenant Allowance) for the direct costs incurred by Lessee for the acquisition and installation of systems furniture within the Demised Premises in connection with Lessee's initial occupancy thereof; such disbursement to Lessee to be made upon (i) completion of installation of such systems furniture, (ii) on the basis of paid invoices, and (iii) subject to inspection and approval by Lessor, which approval shall not be unreasonably withheld or delayed; provided that all such systems furniture shall be and remain the property of Lessor and be surrendered in place with the Demised Premises upon expiration or earlier termination of this Lease. In the event any further balance of the Tenant Allowance remains after such application to systems furniture costs incurred by Lessee, then such further balance of the Tenant Allowance shall be applied to the payment and satisfaction in whole or in part, as the case may be, of the Monthly Rent for the second (2nd) full calendar month of the term of this Lease and each consecutive calendar month thereafter, if required, until such further balance of the Tenant Allowance is exhausted.

     Subject to the prior written approval of Lessor, Lessee shall have the right to retain contractors to perform specialized work, such as the fabrication of millwork, including shelving, work surfaces, etc., and the installation of Lessee's equipment. Approval of a contractor by Lessor shall be based upon the contractor being properly licensed and insured in accordance with Section 18(D) below, his financial posture, experience and past job performance. Lessor may further require that Lessee obtain and deliver to Lessor written and unconditional waivers of mechanic's and materialmen's liens upon the land and Building for all work, labor and services to be performed, and materials to be furnished in connection with such work, signed by all contractors, subcontractors, and materialmen to become involved in such work. If a contractor retained by Lessee and approved by Lessor is a non-union contractor and said contractor's retention or presence causes Lessor's general contractor or other subcontractors present in the Building to experience labor problems, Lessee agrees to take action as necessary to eliminate said labor problems by
(a) adjusting Lessee's contractor's work schedules, or (b) deferring the work of Lessee's contractor until the general contractor and other subcontractors' work in the Demised Premises and the Building has been completed, or (c) terminating Lessee's contractor. Lessor shall have the right to inspect and approve all work performed by Lessee's contractors. Further, all provisions of Section 10 below shall apply to all work performed by Lessee's contractors.

     All Pre-occupancy Tenant Work, whether made by Lessor or Lessee, and whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall become and remain the property of Lessor. Notwithstanding the foregoing, however, and provided this Lease shall remain free from default by Lessee (this shall be interpreted to mean that lessee shall be free from any uncured default), those elements of Pre-occupancy Tenant Work installed in the Demised Premises at the sole cost and expense of Lessee and for which Lessee has not received or been granted any credit or allowance by Lessor, and which can be removed without causing material damage to the Demised Premises or to the Building, shall be and remain the property of Lessee. In the event Lessee removes these elements of Pre-occupancy Tenant Work, Lessee agrees to repair any damage to the Demised Premises and the Building and restore the Demised Premises to a condition no less than the Building standard level as identified in Exhibit B. Any replacement of any property, fixtures or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and remain the property of Lessor.


9.  ALTERATIONS
    -----------

     After Lessee's initial occupancy of the Demised Premises and installation of Lessee's approved Pre-occupancy Tenant Work, Lessee shall make no alterations, installations, additions or improvements (herein collectively called "Alterations") in or to the Demised Premises or the Building without Lessor's prior written consent. Items of a cosmetic nature and purely decorative modifications which do not affect the structure of the Building or its mechanical, plumbing, or electrical systems are not deemed to be alterations. Consent by Lessor to Lessee's Alterations shall not be unreasonably withheld, except that Lessor may withhold its consent for any reason with regard to requested Alterations by Lessee which affect the structure of the Building or the mechanical, plumbing or electrical systems of the Building. Lessee, at its sole cost and expense, must provide Lessor with a copy of the original or revised full-floor mechanical and electrical plans for the floor or floors on which the Alterations are to be made, revised by the Building architect and engineers to show Lessee's proposed Alterations. If any Alterations are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work. All Alterations shall be made at Lessee's sole expense, at such times and in such manner as Lessor may designate, and only by such contractors or mechanics as are approved in writing by Lessor. Approval of contractors or mechanics by Lessor shall be based upon the contractors or mechanics being properly licensed and insured in accordance with Section 18(D) below, their financial posture, experience and past job performance. Lessor may further require that Lessee obtain and deliver to Lessor written and unconditional waivers of mechanics' and materialmen's liens upon the Land and the Building for all work, labor and services to be performed, and materials to be furnished, in connection with any permitted Alterations, signed by all contractors, subcontractors and materialmen to become involved in any permitted Alterations. Lessor shall not be liable for any damages or losses caused by Lessee's contractors, and Lessee agrees to pay any and all expenses, claims or damages to person or property which may arise directly or indirectly by reason of making any Alterations, all in accordance with Sections 10, 16 and 18(B) below.

     All Alterations to the Demised Premises, whether made by Lessor or Lessee, and whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor. Notwithstanding the foregoing, however, and provided this Lease shall remain free from default by Lessee, any Alterations, fixtures or any other property installed in the Demised Premises at the sole expense of Lessee and with respect to which Lessee has not been granted any credit or allowance by Lessor, whether pursuant to Exhibit B or otherwise, and which can be removed without causing material damage to the Demised Premises and the Building or the Demised Premises, shall be and remain the property of Lessee. In the event Lessee removes any of these Alterations and the like, Lessee agrees to repair any damage to the Building caused by said removal and to restore the Demised Premises to a condition no less than the Building standard level as identified in Exhibit B. Any replacements of any property or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and remain the property of Lessor.

     Lessor, at the expiration or earlier termination of the term of the Lease, may elect to require Lessee to remove all or any part of the Alterations made by Lessee subsequent to the Commencement Date, as long as Lessor specifies the Alterations which will be required to be so removed at the time Lessor consents to the Alterations. Removal of Lessee's Alterations shall be at Lessee's cost and expense, and Lessee shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

     Lessee shall remove all of Lessee's property at the expiration or earlier termination of the Lease. In the event Lessee does not remove Lessee's property at the expiration or earlier termination of the Lease, such property shall become the property of Lessor.

     In the event Lessee fails to remove its property or the Alterations requested to be removed by Lessor on or before the expiration, or earlier termination, of the term of the Lease, then and in such event, Lessor may remove such property and Alterations from the Demised Premises at Lessee's expense, and Lessee hereby agrees to pay to Lessor, as additional rent, the cost of such removal together with any and all damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same. Said amount of additional rent shall be due and payable upon receipt by Lessee of a written statement of costs and damages from Lessor.


10.  MECHANIC'S LIEN
     ---------------

     If any mechanic's lien is filed against the Demised Premises, or the Building of which the Demised Premises are a part, for work claimed to have been done for Lessee or materials claimed to have been furnished to Lessee, such mechanic's lien shall be discharged by Lessee, at its sole cost and expense, within ten (10) days from the date Lessee receives written demand from Lessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such mechanic's lien, Lessor may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Lessee of a written statement of costs from Lessor. It is hereby expressly covenanted and agreed that such discharge of any mechanic's lien by Lessor shall not be deemed to waive or release Lessee from its default under the Lease for failing to discharge the same. Lessee will indemnify and hold harmless Lessor from and against any and all expenses, liens, claims or damages to person or property which may or might arise as a result of Lessee undertaking Pre-occupancy Tenant Work in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises.


11.  MAINTENANCE BY LESSEE AND LESSOR
     --------------------------------

     (A) Lessee will keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof and will suffer no waste or injury thereto. At the expiration or other termination of the term of this Lease, Lessee will surrender the Demised Premises broom clean and in the same order and condition in which they were on the Commencement Date, ordinary wear and tear and damage by the elements, fire and other insured casualty excepted.

     (B) Lessor shall keep the exterior, common area elements and public spaces of the Building, and the mechanical, electrical, HVAC and plumbing systems thereof in a clean, safe and sanitary operating condition and in good repair, all in a manner in keeping with a first-class office building in Chevy Chase, Maryland.


12.  SIGNS AND ADVERTISEMENTS
     ------------------------

     No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building so as to be visible from outside the Demised Premises, except with Lessor's prior written consent and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Lessor. If any such sign, advertisement or notice is exhibited without first obtaining Lessor's written consent, Lessor shall have the right to remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor by said removal.

     Lessor agrees to display Lessee's name on the Building directory or directories in the size and style of lettering used by Lessor, at Lessee's expense. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Lessor. Lessee may display its name on either the main entry door of the Demised Premises or the adjacent corridor wall, as directed by Lessor, in Building standard color, size and style of lettering, to be furnished by Lessor at Lessee's expense.

     Lessor shall have the right to prohibit any published advertisement of Lessee which in its opinion tends to impair the reputation of the Building or its desirability as a high quality office building, and, upon written notice from Lessor, Lessee shall immediately refrain from and discontinue any such advertisement.


13.  DELIVERIES AND MOVING OF LESSEE'S PROPERTY
     ------------------------------------------

     No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except in the manner and during the times reasonably approved by Lessor. Lessee shall obtain Lessor's determination prior to moving said property into the Building. Any such activity undertaken by Lessee shall be subject to Lessee's responsibility for damage in accordance with Section 16 below. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessor shall have the sole right to determine the load capacities of the elevators of the Building and to determine if Lessee's property can be safely transported in the elevators. Lessee agrees promptly to remove from the sidewalks adjacent to the Building any of the Lessee's furniture, equipment or other material there delivered or deposited.


14.  LESSEE'S EQUIPMENT
     ------------------

     Lessee will not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than general office equipment and office kitchen equipment normally employed for general office use which do not require high electricity consumption for operation, without first obtaining the prior written consent of Lessor, who may condition such consent upon payment by Lessee of additional rent as compensation for additional consumption of electricity and/or other utility services.

     If any portion or all of Lessee's equipment shall require electricity consumption in excess of the capacity of the electrical system installed by Lessor in the Demised Premises, all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Lessee's equipment shall be installed by Lessor at the cost and expense of Lessee. If Lessee's equipment shall cause Lessee's Consumption of electricity to exceed an average of five (5) watts per rentable square foot, or if such equipment is to be consistently operated beyond the normal Building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 2:00 p.m. on Saturday, Lessor may install at its option, but at Lessee's sole cost and expense (i) a separate electric meter for the Demised Premises, or
(ii) a separate meter for the specific equipment that is causing Lessee's excessive consumption of electricity. In the event Lessor installs a separate meter for the Demised Premises, Lessee shall then pay the cost of electricity it consumes as recorded by such meter directly to the electric company, and an appropriate adjustment as reasonably determined by Lessor will be made to Lessee's proportionate share of Operating Costs to reflect Lessee's reduced consumption of electricity because of such separate metering of the Demised Premises. In the event Lessor separately meters the specific equipment, Lessee shall be billed periodically by Lessor based upon such consumption and no adjustment shall be made to Lessee's proportionate share of Operating Costs nor to the Operating Costs of those tenants not separately metered.

     Lessee shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining prior written consent of Lessor. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenant in the Building shall be installed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

     Lessor shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, and safes which Lessee intends to install or locate within the Demised Premises. Lessee shall obtain Lessor's prior review and approval before installing or locating heavy equipment and fixtures in the Demised Premises, and if installation or location of such equipment or fixtures, in Lessor's opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, and Lessor elects to make such structural modifications or reinforcement, it being understood that Lessor shall have no obligation to do so, Lessee agrees to pay to Lessor any and all costs incurred by Lessor to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Lessee installing or locating such equipment or fixtures in the Demised Premises. Lessee shall pay one-half (1/2) of said costs upon its approval of the cost estimates therefor and the entire remaining balance of such costs when the work is complete as determined by Lessor's architect and/or engineer.

15.  SERVICES AND UTILITIES
     ----------------------

     (A) So long as Lessee shall fully perform all of the terms and conditions of this Lease to be performed by it, including without limitation, the payment of all items of rent and additional rent, Lessor shall provide the following utilities and services:

         (1) Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by Lessor only at those points of supply depicted on the approved working drawings for the Pre-occupancy Tenant Work.

         (2) Automatically operated elevator service at all times, including elevator access to the parking garage.

         (3) Cleaning and char services, as specified in Exhibit E, after normal business hours, Monday through Friday of each week, except on the holidays listed in subparagraph (4) below.

         (4) Heat and air-conditioning in season, Monday through Friday from 8:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 2:00 p.m., except for the following holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Lessor shall provide heat and air-conditioning at times in addition to those specified in the preceding sentence at Lessee's expense, provided Lessee gives Lessor notice prior to 1:00 p.m. (in the case of after-hours service on weekdays) and prior to 3:00 p.m. on Fridays (in the case of after-hours service on Saturdays, Sundays or said holidays) Lessor shall charge Lessee for said after-hours services the same rate it charges other tenants, which is $65.00 per hour on the date of execution of this Lease. Lessor reserves the right, in its sole discretion, to increase the hourly charge for said after-hours service, but in no event will the rate per hour charged Lessee be more than the rate per hour charged other tenants. In the event the same after-hours service is also requested by other tenants of the Building in addition to Lessee, the charge therefor to each tenant requesting such after-hours service shall be prorated among all requesting tenants based upon the respective square footages of each of the demised premises of the tenants requesting such after-hours service.

         (5) Maintenance, painting and electric lighting service for all public areas and special service areas in the Building.

         (6) Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Lessee installed pursuant to the section of this Lease entitled "LESSEE'S EQUIPMENT."

     (B) In the event any utility company supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Lessor or Lessee must reduce, or maintain at a certain level, the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Demised Premises or Building, Lessor and Lessee shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

     (C) Lessor's inability to furnish, to any extent, these defined services, or any cessation thereof resulting from causes beyond the control of Lessor, shall not render Lessor liable for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of any portion of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery cease to function properly for any cause, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for damages or for a rebate of any portion of rent on account of any interruptions in any services occasioned thereby or resulting therefrom. Notwithstanding the foregoing, if for any reason other than the negligence or willful misconduct of Lessee, or a casualty described in
Section 21 below, a service interruption shall occur and continue for more than five (5) consecutive days such as to materially interfere with or deny Lessee's use of the Demised Premises, and Lessee as a result thereof actually ceases to occupy the Demised Premises, then the Monthly Rent shall be abated on a per diem basis from the date of such service interruption until the service is restored; provided, however, that if prior to the date on which service is restored, any part of the Demised Premises shall be rendered tenantable and shall be used or occupied by Lessee for its normal business purpose, then the amount by which the Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such partial use or occupancy to the date on which such service is restored, and provided further that if such service interruption shall continue for more than thirty (30) consecutive days, then Lessee shall have the option to terminate this Lease by written notice delivered to Lessor within ten (10) business days after the expiration of such 30-day period, and this Lease shall terminate upon Lessor's receipt of such notice with the same force and effect as if the date of said receipt was the date fixed for expiration of the term of this Lease.


16.  LESSEE'S RESPONSIBILITY FOR DAMAGE
     ----------------------------------

     Any and all injury, breakage or damage to the Building, arising from any cause, done by Lessee or its agents, contractors, servants, employees and visitors, or by individuals and persons making deliveries to or from the Demised Premises, except as provided for in the section of this Lease entitled "DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES," shall be repaired by Lessor at the sole expense of Lessee. Payment of the cost of such repairs by Lessee shall be due as additional rent with the next installment of Monthly Rent after Lessee receives a bill for such repairs from Lessor. This provision shall not be in limitation of any other rights and remedies which Lessor has or may have in such circumstances.


17.  ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS
     ------------------------------------------------

     Lessee will permit Lessor, or its agent, employees or contractors, upon at least one (1) day's notice to Lessee to enter the Demised Premises at all reasonable times and in a reasonable manner, without charge to Lessor or without diminution of Monthly Rent payable by Lessee, to examine, inspect and protect the same, and, upon one (1) day written notice, to make such repairs as in the judgment of Lessor may be deemed necessary to maintain or protect the Demised Premises or the Building, or to make installations related to the construction of pre-occupancy tenant work being performed by Lessor for other tenants of the Building, or to exhibit the same to prospective purchasers or lenders at any reasonable time or to prospective tenants during the last one hundred twenty
(120) days of the term of this Lease. Lessor shall use reasonable efforts to minimize interference to Lessee's business when making repairs, but Lessor shall not be required to perform the repairs at a time other than during normal working hours. It is expressly understood that the Demised Premises do not include any mechanical, electrical, telephone and similar rooms which service the Building; janitor closets; elevator, pipe and other vertical shafts and ducts; flues; stairwells (except any stairwells exclusively serving the Demised Premises); and the area above the acoustical ceiling.

     In the event of an emergency, Lessor may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Demised Premises or the Building without any liability whatsoever resulting from such entry.


18.  INSURANCE
     ---------

     (A) Insurance Rating. Lessee will not conduct or permit to be conducted any
         ----------------
activity, or place any equipment or property in or about the Demised Premises that will increase in any way the rate of fire insurance or other insurance on the Building, unless consented to by Lessor. Lessor's consent may be conditioned upon Lessee's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of fire insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Lessee's activity, equipment or property in or about the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Lessee shall be liable for such increase. Any such rate increase and related costs incurred by Lessor shall be deemed additional rent due and payable by Lessee to Lessor upon receipt by Lessee of a written statement of the rate increase and costs. Lessee may contest, at its sole cost and expense, any insurance rate increase, provided such action by Lessee will not adversely affect the insurance coverage of Lessor.

     (B) Indemnity and Public Liability Insurance.  Lessee agrees that it will
         ----------------------------------------
indemnify and save harmless Lessor from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person or personal property in and on the Demised Premises, or upon any adjoining sidewalks or public areas of the Building, which arise out of the act, failure to act or negligence of Lessee, its agents or employees.

     In order to assure such indemnity, Lessee agrees, at its sole cost, to carry and keep in full force and effect at all times during the term of this Lease for the protection of Lessor and Lessee, a comprehensive general liability policy with a single limit of at least One Million Dollars ($1,000,000.00) including coverage for bodily injury, property damage and personal injury liability. Said policy shall name Lessor as an additional insured and shall have attached thereto an endorsement to the effect that no act or omission of Lessee shall affect the obligation of the insurer to pay Lessor the full amount of any loss sustained by Lessor.

     (C) Mutual Waiver of Subrogation. Lessor and Lessee each waive the right of
         ----------------------------
subrogation for all risk of loss or damage to property of the other whether such loss or damage is caused by the negligence of either party. Any willful or malicious action on the part of either party voids this waiver.

     (D) Lessee's Contractor's Insurance. Lessee shall require any contractor of
         -------------------------------
Lessee performing work on the Demised Premises to carry and maintain, at no expense to Lessor,

          (a) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to personal injury or death, and One Million Dollars
                ($1,000,000.00) with respect to property damage; and

          (b) worker's compensation or similar insurance in form and amounts required by law.

     (E) Lessee Property Insurance. Lessee will, during the term of this Lease,
         --------------------------
carry and maintain a fire and extended casualty insurance policy covering all items of Lessee's Pre-occupancy Tenant Work, Alterations, trade fixtures and personal property from time to time in or upon the Demised Premises, and in an amount not less than the full replacement cost thereof from time to time during the term of this Lease, and providing protection against perils included within the standard form of fire and extended coverage insurance policy.


19.  REQUIREMENTS FOR LESSEE'S INSURANCE POLICIES
     --------------------------------------------

     The company or companies writing any insurance which Lessee is required to carry and maintain or cause to be carried or maintained pursuant to this Lease shall be a good and responsible insurance company, licensed to do business in the State of Maryland. Lessee's public liability and fire and extended casualty insurance policies shall contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days' written notice to Lessor. Lessee agrees to provide to Lessor prior to taking possession of the Demised Premises, and from time to time as may be required, the certificates evidencing such insurance; Lessor may withhold delivery of the Demised Premises without delaying the Commencement Date, or resulting in any abatement of rent, if Lessee fails to provide Lessor with these certificates.

     Any insurance carried or to be carried by Lessee hereunder shall be primary over any policy that might be carried by Lessor. If Lessee shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Lessor may perform the same and the cost of same shall be deemed additional rent and shall be payable upon Lessor's demand.


20.  LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON
     ----------------------------------------------------

     Lessee shall protect its property and insure the same to its own satisfaction. All personal property of Lessee, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Demised Premises shall be and remain in and on the Demised Premises and the Building at the sole risk of said parties and unless such parties establish that there has been gross negligence or a willful act or failure to act on the part of Lessor, its agents or employees causing a hereinafter described act or event, Lessor shall not be liable to any such person or party for any damage to, or loss of personal property thereof, including loss or damage arising from (a) any act, including theft, or any failure to act, of any other persons, (b) the leaking of the roof, (c) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes,
(d) the rupture or leaking of heating or plumbing fixtures, including security and protective systems, (e) short-circuiting or malfunction of electrical wires or fixtures, including security and protective systems or (f) the failure of the heating or air conditioning Systems. Lessor shall also not be liable for the interruption or loss to Lessee's business arising from any of the above-described acts or causes. Lessee specifically agrees to save Lessor harmless in all such cases.

     Lessor shall not be liable for any personal injury to Lessee, Lessee's employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or the Building, unless such party establishes that there has been gross negligence or a willful act or failure to act on the part of Lessor, its agents or employees.


21.  DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES
     --------------------------------------------------

     If the Demised Premises shall be damaged by fire or other casualty insured against by Lessor's fire and extended coverage insurance policy covering the Building and the Demised Premises can be fully repaired, in Lessor's opinion
(as reported in writing to Lessee as soon as practicable following the date of such damage), within one hundred eighty (180) days from the date of such damage, Lessor, at Lessor's expense, shall repair such damage; provided, however, Lessor shall have no obligation (a) to repair any damage to, or to replace, Lessee's non-building standard tenant Improvements or any other property located in the Demised Premises, the repair of which shall be the responsibility of, and shall be undertaken by Lessee, or (b) to repair if such damage occurs during the last year of the lease term, excluding any renewal option which is unexercised at the date of such damage, or (c) to repair if the mortgagee does not allow the insurance proceeds to be used for such purposes. Except as otherwise provided herein, if the entire Demised Premises shall be rendered untenantable by reason of any such damage, then Monthly Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, then Monthly Rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. No compensation or claim or reduction of rent will be allowed or paid by Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building of which they are a part. Further, no abatement of Monthly Rent shall be made under the provisions of this Section 21 while this Lease is in effect if such damage shall have been caused through the negligence or willful misconduct of Lessee, its agents, employees, contractors, invitees, licensees, lessees or assigns.

     Notwithstanding the foregoing, if, prior to or during the term of this Lease, (a) the Demised Premises shall be so damaged that, in Lessor's opinion (as reported in writing to Lessee as soon as practicable following the date of such damage), the Demised Premises cannot be fully repaired within one hundred eighty (180) days from the date the damage occurred, or (b) the Building shall be so damaged by fire or other casualty that, in Lessor's opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable) then, in any of such events, Lessor, at its option, may give to Lessee, within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then-applicable Monthly Rent shall be apportioned as of such date, including any rent abatement as provided above.


22.  DEFAULT OF LESSEE
     -----------------

     (A) Termination of Lease. This Lease shall, at the option of Lessor, cease
         --------------------
and terminate if (i) Lessee shall fail to pay rent, including installment of Monthly Rent, costs of Pre-occupancy Tenant Work, if any, or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent, although no legal or formal demand has been made, and such failure to pay rent shall continue for a period of five (5) business days after written notice addressed to Lessee has been delivered by Lessor to the Demised Premises, or
(ii) Lessee shall violate or fail to perform any of the other conditions, covenants or agreements of this Lease made by Lessee, and any violation or failure to perform any of those conditions, covenants or agreements shall continue for a period of fifteen (15) days after written notice thereof has been delivered by Lessor to Lessee, or, in cases where the violation or failure to perform cannot be corrected within fifteen (15) days, Lessee does not begin to correct the violation or failure to perform within fifteen (15) days after receiving Lessor's written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any rent, if left uncorrected, shall operate as a notice to quit, any further notice to quit or notice of Lessor's intention to reenter being hereby expressly waived. Lessor may thereafter proceed to recover possession under and by virtue of the provisions of the laws of the State of Maryland or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice to the right of Lessor to recover from Lessee all rent accruing up to and through the date of termination of this Lease or the date of recovery of possession of the Demised Premises by Lessor, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee's default as hereinabove provided, or if Lessee shall abandon or vacate the Demised Premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Lessor for such rent and upon such terms as are not unreasonable under the circumstances, and Lessee shall be liable for all damages sustained by Lessor and all costs of reletting and repossessing the Demised Premises, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Demised Premises in first-class rentable condition. Any damage or loss of rent sustained by Lessor may be recovered by Lessor, at Lessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Lessor's option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. In no event shall Lessee be entitled to receive the excess, if any, of net rent collected after reletting over the sums payable by Lessee to Lessor hereunder. The provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease.

     (B) Repeated Defaults. If Lessee shall be in default of this Lease for the
         -----------------
same or substantially the same reason more than three (3) times during any twelve (12) month period during the term of this Lease, then, at Lessor's election, Lessee shall not have the right to cure such repeated default, any other terms and conditions of this Section 22 notwithstanding. In the event of Lessor's election not to allow a cure of repeated default, Lessor shall have all of the rights provided for in such section of this Lease for an uncured default.

     (C) Waiver. If Lessor shall institute legal or administrative proceedings
         ------
against Lessee and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of Lessee's obligations to comply with any covenant, agreement or condition, nor of any of Lessor's rights hereunder. No waiver by Lessor of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the amount of rent due Lessor shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Lessor, and no acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

     (D) Right of Lessor to Cure Lessee's Default. If Lessee defaults in the
         ----------------------------------------
making of any payment to any third party, or doing any act required to be made or done by

Lessee relating to the Demised Premises, then following the expiration of any applicable notice or grace period, Lessor may , but shall not be required, make such payment or do such act, and the amount of the expense thereof, if made or done by Lessor, with interest thereon at a rate equal to two (2) percentage points above the then applicable prime rate of interest per annum as published in the Money Rates section of The Wall Street Journal, or its
                                        -----------------------
successors, accruing from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional rent hereunder due and payable by Lessee upon receipt of a written statement of costs from Lessor. The making of such payment or the doing of such act by Lessor shall not operate to cure Lessee's default, nor shall it prevent Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled.

     (E)  Late Payment. If Lessee fails to pay, within five (5) days of the date
          ------------
due and payable, any installment of Monthly Rent, costs to Pre-occupancy Tenant Work, additional rent or other charges to be paid by Lessee pursuant to this Lease, then Lessee shall pay to Lessor a late charge of five percent (5%) of the amount due but not paid, and in addition such unpaid amount shall bear interest at a per annum rate equal to two (2) percentage points above the then prime rate of interest per annum as published in the Money Rates section of The Wall Street
                                                                 ---------------
Journal, or its successors, accruing from the date such installment or payment
- -------
became due and payable to the date of payment thereof by Lessee. Such late charge and interest shall constitute additional rent due and payable to Lessor by Lessee upon the date of payment of the delinquent payment referenced above.

     (F)  Enforcement of Lease. In the event that either Lessor or Lessee takes
          --------------------
legal action to enforce against the other the performance of the other's obligations under the Lease, then Lessor or Lessee, as the case may be, shall immediately reimburse the other for all expenses, including without limitation, reasonable attorney's fees, incurred by the prevailing party in its successful prosecution of that legal action.

     (G)  Lien for Rent. In consideration of the mutual benefits arising under
          -------------
this Lease, Lessee hereby grants to Lessor a security interest and lien on all property of Lessee now or hereafter placed in or upon the Demised Premises (except such part of any property as may be exchanged, replaced, or sold from time to time in the ordinary course of business operations or trade of Lessee, as well as all computer equipment, workpapers, software, files and documents pertaining to Lessee's business operations and its customers and clients) and such property shall be and remain subject to such lien of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. At Lessor's request, Lessee shall execute and deliver to Lessor a financing statement sufficient to perfect this security interest and lien, or Lessor may file a copy of the relevant portions of this Lease as a financing statement. Said lien shall be in addition to and cumulative upon Lessor's liens provided by law. Said lien shall be second in priority to the rights of any lessor of, or the mortgagee of , any equipment or personal property under any equipment lease or mortgage, the rights of the seller under any conditional sales contract, or the rights of the lender under any leasehold mortgage consented to by Lessor.

        (H)  Anticipatory Breach; Cumulative Remedies.  Nothing contained herein
             ----------------------------------------
shall prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity.

23.     BANKRUPTCY
        ----------

        (A)  Events of Bankruptcy.  The following shall be "Events of
             --------------------
Bankruptcy" under this Lease:

             (i) Lessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Par. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

             (ii) the appointment of a receiver or custodian for all or a substantial portion of Lessee's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Lessee's real or personal property;

             (iii) the filing of a voluntary petition by Lessee under the provisions of the Bankruptcy Code or Insolvency Laws;

             (iv) the filing of an involuntary petition against Lessee as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

             (v) Lessee's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

        (B)  Lessor's Remedies.
             -----------------

             (i)  Termination of Lease.  The occurrence of an Event of
                  --------------------
Bankruptcy shall be deemed a default under this Lease and Lessor shall have the right to terminate this Lease by giving written notice to Lessee whereupon Lessee shall be immediately obligated to quit the Demised Premises and Lessor shall have all the rights and remedies as provided in Section 22; provided, however, and notwithstanding the foregoing, Lessor shall not have the right to terminate this Lease while a case in which Lessee is the subject debtor under the Bankruptcy Code is pending, unless Lessee or Lessee's trustee in bankruptcy is unable to comply with the provisions of Section 23(B)(ii), (iii), and (iv) below.

          (ii)   Assumption or Assignment by Trustee.  In the event Lessee
                 -----------------------------------
becomes the subject debtor in a case pending under the Bankruptcy Code, Lessor's right to terminate this Lease pursuant to this Section 23 shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (a) promptly cures all defaults under this Lease, (b) promptly compensates Lessor for monetary damages incurred as a result of such default,
(c) provides "adequate assurance of future performance" (as hereinafter defined) and (d) complies with the provisions of Section 7 hereof.

          (iii)  Adequate Assurance of Future Performance.  Lessor and Lessee
                 ----------------------------------------
hereby agree in advance that the phrase "adequate assurance of future performance," as used in this Section 23(B), shall mean that all of the following minimum criteria must be met: (a) the Trustee must pay to Lessor, at the time the next payment of rent is then due under this Lease, in addition to such Payment of rent, an amount equal to the next three (3) months rent due under this Lease, said amount to be held by Lessor in escrow until either the Trustee or Lessee defaults in its payment of rent or other obligations under this Lease (whereupon Lessor shall have the right to draw upon such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Lessee) (b) the Lessee or Trustee must agree to pay to Lessor, at any time the Lessor is authorized to and does draw upon the funds escrowed pursuant to clause (a) above, the amount necessary to restore such escrow account to the original level required by said provision; (c) Lessee must pay the cost of all services, if any, provided by Lessor for which Lessee is charged other than pursuant to Section 4 hereof (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Lessee) in advance of the performance or provision of such services; (d) the Trustee must agree that Lessee's business shall be conducted in a first class manner, and that no liquidation sales, auctions, or other non-first class business operations shall be conducted on the Demised Premises;
(e) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged; and (f) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building.

          (iv)   Failure to Provide Adequate Assurance.  In the event Lessee is
                 -------------------------------------
unable (a) to cure its defaults, (b) to reimburse Lessor for its monetary damages, (c) to pay when due the rent due under this Lease, or any other payments required of

Lessee under this Lease, or (d) to meet the criteria and obligations imposed by Sections 23(B)(ii) and (iii) above, then Lessee agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Lessor in accordance with Section 23(B)(i) above.

24.  SUBORDINATION
     -------------

     This Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, and to all and any renewals, extensions, modifications, recastings or refinancing thereof. This subordination provision is selfoperative and no further instrument is required to effect it however, in confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document. Lessee hereby constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or other document for or on behalf of Lessee if Lessee does not execute said certificate or document within ten (10) days from receipt thereof.

     Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Lessee shall also recognize such purchaser as the Lessor under this Lease. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Lessor will, upon the request of Lessee, use its good-faith efforts to obtain a non-disturbance agreement in favor of the Lessee, in customary form, from any mortgagee holding any such mortgage, but the failure to obtain the same shall in no way affect the continued validity of this Lease in any way whatsoever. Lessor represents that the Building is currently unencumbered by any such mortgage.

     If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and the Lessee is given written notice thereof, including the post office address of such assignee, the Lessee shall not terminate this Lease for any default on the part of lessor without first giving written notice by certified or registered mail, return receipt requested, to such Assignee,
Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

25.   CONDEMNATION
      ------------

      If the whole or a substantial part of the Demised Premises, or the Building shall be condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that Lessee claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired term of the Lease. Lessee may make a separate claim against the condemning authority for a separate award for the value of any of Lessee's tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish Lessor's award.

      If less than a substantial part of the Demised Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes of this section, a "substantial part of the Demised Premises" shall be considered to have been taken if twenty-five percent (25%) or more of the Demised Premises are condemned or acquired in lieu of condemnation.

      If twenty-five percent (25%) or more of the Building is condemned (whether or not the Demised Premises shall have been condemned) Lessor may elect to demolish the remainder of the Building, in which event this Lease shall be terminated.

26.   RULES AND REGULATIONS
      ---------------------

      Lessee, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C. Lessee, its agent and employees shall abide by and observe such other reasonable rules and regulations from the time of actual notice as may be promulgated from time to time by Lessor for the operation and maintenance of the Building, provided a copy thereof is sent to Lessee. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licensees, customers, clients, family members or guests. Lessor shall not discriminate against Lessee in the enforcement of any rule or regulation.

       27.  NO PARTNERSHIP
            --------------

            Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor or Lessee.


       28.  NO REPRESENTATIONS BY LESSOR
            ----------------------------

            Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein set forth. Lessee, by taking possession of the Demised Premises, shall accept the same in the then "as is" condition, except for latent defects and punch list items. Taking of possession of the Demised Premises by Lessee shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession, as provided for in Exhibit D.


       29.  BROKER AND AGENT
            ----------------

            Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Lease. Lessor recognizes that Spaulding & Slye Services, L.P. has brokered this lease transaction on behalf of Lessee, and Lessor shall be responsible for the commission due to said broker pursuant to a separate agreement. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

            Lessor appoints and Lessee recognizes, until such time as Lessor otherwise notifies Lessee in writing, The Chevy Chase Land Company of Montgomery County, Maryland as Lessor's exclusive agent (herein referred to in this Lease as "Agent" or "Management Agent") for The management and operations of the Building and for the service of process, issuance and receipt of all notices, and instituting and processing all legal actions on behalf of Lessor under this Lease.


       30.  WAIVER OF JURY TRIAL
            --------------------

            Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee's use or occupancy of the Demised Premises, and/or any claim of injury or damage.


       31.  NOTICES
            -------

            All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered by certified mail, return receipt requested, or by registered mail, postage prepaid, or by messenger or overnight courier, or by telegram or facsimile transmission, in each case with proof or confirmation of delivery requested: (i) if to Lessor, c/o The Chevy Chase Land Company of Montgomery County, Maryland, Suite 1001, 8401 Connecticut Avenue, Chevy Chase, Maryland 20815; and
       (ii) if to Lessee, at 2001 L Street, N.W., 4th Floor, Washington, D.C. 20036 prior to the Commencement Date and at the Demised Premises thereafter. The party to receive notices and the place notices are to be sent for either Lessor or Lessee may be changed by notice given pursuant to the provisions of this section.


       32.  ESTOPPEL CERTIFICATES
            ---------------------

            Lessee agrees, at any time and from time to time, upon not less than five (5) business days' prior written notice by Lessor, to execute, acknowledge and deliver to Lessor or other designated recipient a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) (ii) certifying whether or not the Lessee has accepted possession of the Demised Premises and whether or not any improvements required by the terms of this Lease to be made by Lessor have been completed, and if not specifying such improvements remaining to be completed, (iii) stating that no rent has been paid more than thirty
       (30) days in advance of its due date, and the dates to which the rent and other charges hereunder have been paid by Lessee, (iv) stating whether or not the Lessee has any charge, lien or claim of setoff under this Lease or otherwise against rents or other charges due or to become due hereunder, and if so, specifying each such charge, lien, or claim of setoff, (v) stating that the address to which notices to Lessee should be sent is as set forth in this Lease, (vi) agreeing not to pay rent more than thirty (30) days in advance or to amend this Lease without the consent of the designated recipient, and (vii) agreeing that the Lessee will not seek to terminate this Lease by reason of any act or Commission of the Lessor until the Lessee shall have given written notice of such act or omission to the designated recipient by certified or registered mail, return receipt requested, at the address furnished to the Lessee and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the designated recipient shall have the right, but shall not be obligated, to remedy such act or omission. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor's interest, or any prospective assignee of any such mortgage.


       33.  HOLDING OVER
            ------------

            In the event that Lessee shall not immediately surrender the Demised Premises on the date of expiration of the term of this Lease or any extension period thereof, Lessee shall, by virtue of this section of the Lease, become a lessee by the month and hereby agrees to pay to Lessor a Monthly Rent equal to one and one-half (1 1/2) times the amount of the Monthly Rent in effect during the last month of the term of this Lease. The month-to-month tenancy shall commence with the first day next after the expiration of the term of this Lease. Lessee as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease, except that (if applicable) Lessee shall have no right to renew or extend the term of this Lease. Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to quit the Demised Premises. Lessee shall be entitled to thirty (30) days' written notice to quit the Demised Premises, except in the event of nonpayment of the modified Monthly Rent in advance, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

            In the event that Lessee shall hold over after the expiration of the term of the Lease or extension period thereof, and if Lessor shall desire to regain possession of the Demised Premises promptly at the expiration of the term of this Lease or extension period thereof, then at any time prior to Lessor's acceptance of modified Monthly Rent from Lessee as a month to month tenant hereunder, Lessor, at its option, may forthwith reenter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.


       34.  PARKING
            -------

            Throughout the term of this Lease, as may be extended, Lessee shall have the option to lease up to one (1) space in the building parking garage for every full five hundred (500) square feet of rentable area within the Demised Premises, such parking spaces to be for use only by Lessee, its employees and permitted sublessees; it being understood, however, that such parking spaces shall not be leased to Lessee on a reserved or designated space basis. If Lessee shall elect to exercise said option, it shall do so by giving written notice thereof to Lessor not later than thirty (30) days following the Commencement Date of this Lease. Any such lease of parking spaces shall be with the manager of said parking garage, and shall be on a monthly basis, upon the same terms as leased to other monthly users, and at the same prevailing rate charged by the garage operator from time to time to other monthly users, which prevailing monthly rate is currently Ninety Dollars ($90.00) per space.


35.  OPTION TO EXTEND TERM
     ---------------------

     At the expiration of the initial term of this Lease, if this Lease shall then be in full force and effect and Lessee is not in default under any of the provisions of this Lease beyond the expiration of any applicable notice or grace period, then Lessee shall have the option to extend the term of this Lease for one (1) additional period of five (5) years; it being understood and agreed that such option to extend the term of this Lease is not assignable, and that the same shall be deemed null and void upon any assignment of transfer of this Lease by Lessee. Such extended term shall be upon the same terms and conditions as contained in this Lease, except that the Monthly Rent to be paid throughout such extended term shall be the fair market rent prevailing, as of the date of commencement of such extended term, for comparable space in comparable office buildings in the vicinity of the Building, as such fair market rent may be mutually agreed upon between Lessor and Lessee; provided, however, that in the event Lessor and Lessee fail to agree upon such fair market rent within thirty
(30) days after Lessor's receipt of Lessee's notice of its exercise of such option to extend, then such fair market rent shall be determined in accordance with the appraisal procedure set forth in this Section 35 below, and provided further than in no event shall the Monthly Rent be less than that payable immediately prior to the commencement of such extended term.

     If Lessee shall elect to exercise said option, it shall do so by giving written notice thereof to Lessor not later than six (6) months prior to the expiration date of the initial 5-year term of this Lease, time being of the essence.

     The aforesaid appraisal procedure shall be implemented as follows: Lessor shall promptly appoint an appraiser with at least ten (10) years of professional experience as an appraiser of commercial real estate in the Washington Metropolitan Area and who has been qualified as an expert appraisal witness in the courts of the State of Maryland and the Lessee shall similarly promptly appoint an appraiser with at least ten (10) years of professional experience as an appraiser of commercial real estate in the Washington Metropolitan Area who has been qualified as an expert appraisal witness in the courts of the State of Maryland. The two (2) appraisers so appointed will perform independent fair market rent appraisals and will attempt to mutually agree upon said fair market rent for the Demised Premises. If the two (2) appraisers so appointed are unable to agree upon said fair market rent on or before two (2) months prior to the expiration date of the initial term of this Lease, then they shall appoint a third appraiser with at least ten (10) years of professional experience as an appraiser of commercial real estate in the Washington Metropolitan Area and who has been qualified as an expert appraisal witness in the courts of the State of Maryland, and the majority decision of the three (3) appraisers shall be binding on Lessor and Lessee. The fees and expenses of each of the first two (2) appraisers shall be paid by the party appointing the appraiser, and the fees and expenses of the third appraiser, if appointed, shall be shared equally by Lessor and Lessee.


36.  RIGHT OF FIRST NEGOTIATION
     --------------------------

     If this Lease shall then be unassigned, in full force and effect and Lessee shall have fully performed all of its terms and conditions (it being understood and agreed that the right granted to Lessee in this Section 36 is not assignable and that the same shall be deemed null and void upon any assignment or transfer of this Lease by Lessee), Lessor agrees that if during the term of this Lease, as may be extended, and after occupancy of the same by the existing tenant and subject to any lease renewal rights now or hereafter granted to the existing tenant and subject to an expansion option heretofore granted to Victor 0. Schinnerer & Company, Inc., Suite 310 adjacent to the Demised Premises becomes available to Lessor for leasing to third parties, then Lessor shall give to Lessee notice of such availability. At such time as Lessor shall give to Lessee any such notice of availability, Lessor shall advise Lessee in writing as to Lessor's opinion (acting reasonably and in good faith) as to the fair market rent for Suite 310. Lessee shall then have a period of ten (10) days in which to notify Lessor in writing of Lessee's desire to lease Suite 310 at said rental, time being of the essence. Should Lessee fail to notify Lessor in writing within said ten (10) day period of Lessee's desire to lease Suite 310, or should Lessor and Lessee fail to agree on all other terms and conditions upon which Lessee shall lease Suite 310 (as evidenced by the full execution and delivery of an addendum to this Lease or a new Lease covering Suite 310) within twenty (20) days after Lessor's notice of availability to Lessee, time being of the essence, then Lessee's right to lease Suite 310 shall thereupon terminate and be of no force or effect, and Lessor shall be free to lease Suite 310 to any party upon any terms and conditions.


37.  COVENANTS OF LESSOR
     -------------------

     Lessor covenants that it has the right to make this Lease for the term of the Lease aforesaid, and that if Lessee shall pay the rent and shall perform all of the covenants, agreements and conditions specified in this Lease to be performed by Lessee, Lessee shall, for the term of the Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Lessor, its agents or employees. Lessor reserves the right to decorate and make repairs, alterations, additions and improvements to and about the Building and its common areas, and such work shall not be deemed a violation by Lessor of its covenant of quiet enjoyment hereunder as long as the Demised Premises remain reasonably accessible.

  38.  GENDER
       ------

       Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.


  39.  CORPORATE LESSEE
       ----------------

       If Lessee is or will be a corporation, the persons executing this Lease on behalf of Lessee hereby represent and warrant that Lessee is a duly incorporated or a duly qualified (if a foreign corporation) corporation and authorized to do business in the State of Delaware; and that the person or persons executing this Lease on behalf of Lessee is an officer or are officers of Lessee, and that he, she or they as such officers are duly authorized to sign and execute this Lease. Upon request of Lessor to Lessee, Lessee shall deliver to Lessor documentation satisfactory to Lessor evidencing Lessee's compliance with the provisions of this section. Further, Lessee warrants and represents that any financial statements heretofore or hereafter provided to Lessor in connection with this Lease are accurate and not materially misleading.


  40.  BENEFIT AND BURDEN
       ------------------

       The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Lessor may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Building by operation of law or otherwise by the party named as Lessor hereunder (or any subsequent successor, transferee or assignee) then said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and in respect to all covenants, obligations and liabilities as Lessor hereunder after the date of such sale or transfer.

       In the event Lessor shall be in default under this Lease, and if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Lessor in the Building as the same may then be constituted and encumbered, and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy upon any property of Lessor other than its interest in the Building.

41.  GOVERNING LAW
     -------------

     This Lease and the rights and obligations of Lessor and Lessee hereunder shall be governed by the laws of the jurisdiction in which the Building is located.

42.  ENTIRE AGREEMENT
     ----------------

     This Lease, together with Exhibits A, B, C, D and E attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.



                        (Signatures on Following Pages)

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.


                                    LESSOR:

                                    TWO WISCONSIN CIRCLE JOINT VENTURE,
                                    a Maryland joint venture

                                    By: The Chevy Chase Land Company
                                        of Montgomery County, Maryland
                                        a General Partner
Attest:

/s/ Signature appears here              By: /s/ Signature Appears Here
- --------------------------              ---------------------------
 Assistant Vice President               Name: /s/ Edward Hall Asher
      (SEAL)                            Title:  Vice President



STATE OF MARYLAND
COUNTY OF MONTGOMERY, ss:



     I,     Catherine M. Costoponlos     , Notary Public in and for the State of
        ---------------------------------
Maryland, do hereby certify that      Edward Hall Asher                      ,
                                 --------------------------------------------
who is personally well known to me as the person who executed the foregoing and annexed Lease, dated the 4th day of January 1996, on behalf of the Lessor, to
                        -----
acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be the act and deed of The Chevy Chase Land Company of Montgomery County, Maryland, as a general partner of and for and on behalf of the Lessor, and delivered the same as such.

     GIVEN under my hand and seal this 17th day of   January      , 1996.
                                       ----        ---------------

                                           /s/ Catherine M. Costoponlos
                                           -------------------------------------
                                           Notary Public

My commission expires:  2/28/99

                                     LESSEE:

                                     HEALTH PARTNERS FINANCIAL
                                     CORPORATION, a Delaware
Attest:                              corporation

/s/ Signature appears here           By: /s/ Signature appears here
    -------------------------------      ------------------------------
     Secretary                           Name: Ethan D. Leder
     (SEAL)                              Title: Executive Vice President


STATE OF  VIRGINIA       )
COUNTY OF FAIRFAX        ) ss:


     I,   Lynn Pratt Eanes                      , a Notary Public in and for the
       -----------------------------------------
jurisdiction aforesaid, do hereby certify that  Ethan D. Leder               ,
                                                -----------------------------

who is personally well known to me to be the person who executed the foregoing and annexed Lease, dated the 4th day of January, 1996 on behalf of Lessee, to
                             ----
acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be the act and deed of Health Partners Financial Corporation and delivered the same as such.

     GIVEN under my hand and seal this 16th day of January  , 1996.
                                       ----        ----------


                                        /s/ Lynn Pratt Eanes
                                        ---------------------------
                                        Notary Public

My commission expires:                  My commission expires February 20, 1996
                                        I was commissioned as Sheila Lynn Pratt

                                                                     EXHIBIT "A"

          [PICTURE OF WISCONSIN CIRCLE THIRD FLOOR PLAN APPEARS HERE]

                                                          Chevy Chase
2 Wisconsin Circle                                       Land Company
    Third Floor                                           301-986-8809

                              TWO WISCONSIN CIRCLE

                                  EXHIBIT "B"

                        SPECIFICATIONS FOR OFFICE SPACE


1.Partitions:
  -----------

  A. Interior partitioning shall be constructed floor to lay-in ceiling of 2 1/2" metal studs, 1/2" gypsum wallboard on each side with no visible joints and finished to ceiling height. Tenant allowance is one linear foot of partitioning for each 12 square feet of rentable area leased.

  B. Corridor and demising partitioning shall be slab-to-slab with 2 1/2" sound insulation. All corridor and 1/2 demising partition shall be charged against allowance.

2.   Suite Entry Door:
     -----------------

     One full height (3'0" x 8'O"), solid core, white oak veneer corridor entrance door, installed in a white oak frame and furnished with mortise lockset and surface mounted closer, shall be building standard.

3.   Interior Doors:
     ---------------

     Full height (3'0" x 8'0") solid core, paint grade doors installed in painted metal frames and furnished with lockset, shall be provided based on one door for each 250 square feet of rentable area leased.

4.   Ceiling:
     -------

     A lay-in type 2' x 2' revealed edge mineral fissured acoustical tile with exposed grid shall be installed within Lessee's suite.

5.   Light Fixtures:
     ---------------

     One 2' x 4' parabolic fixture, featuring a fully recessed, glare reducing louver design, shall be installed for each 80 square feet of rentable area leased. One light switch shall be provided for each room.

6.   Telephone & Electric Outlets:
     -----------------------------

     One interior wall mounted, 120V, duplex outlet for each 150 square feet of rentable area leased, and one interior wall mounted telephone outlet with 6' dragwire, plate and cover for each 200 square feet of rentable area leased will be provided within Lessee's suite. Floor outlets, dedicated circuits, and outlets on exterior walls are not building standard. Building requires teflon telephone wiring.

7.   Painting:
     ---------

     All partitioning, columns and walls will receive two coats of latex flat paint. Door frames and metal trim shall receive two coats of semi-gloss enamel to match adjacent finish. Lessee may select colors from building standard paint manutacturer's selection with a choice of one color per room and three colors per suite.

8.   Floor Covering:
     ---------------

     $1.25 per square foot of the net rentable area leased will be applied toward floor covering with 4" high vinyl base selected from building standard color selections. One base color per tenant.

9.   Window Covering:
     ----------------

     Thin line (1") aluminum horizontal blinds for all exterior windows within Lessee's suite.

10.  Heating and Air Conditioning:
     -----------------------------

     Lessee will be provided with building standard heating and cooling for normal office use. Any excess capacity, special controls, or exhaust required by Lessee shall be provided by Lessor at Lessee's expense.

11.  Floor Load:
     -----------

     Office floors shall be designed for a 100 pound per square foot total load.

12.  Life Safety:
     ------------

     One fire alarm pull station and bell per tenant suite if required. Two exit lights for each typical floor elevator lobby. One exit light per tenant under 2000 square feet of rentable area leased if required. Two exit lights per tenant over 2000 square feet of rentable area leased. One recessed sprinkler head per 150 square feet. Additional sprinkler heads or relocation are not within building standard.

  13.  Design Services:
       ----------------

       Not more than one preliminary layout with two revisions will be supplied by Lessor's space planner at Lessor's expense. Lessor will provide one set of mechanical, electrical, and plumbing working drawings for building standard improvements based on preliminary layouts.

  14.  Allowances:
       -----------

       The specifications and allowances as outlined above are maximum limits to be provided at no cost to Lessee. Extra tenant finishes will be provided by Lessor, subject to Lessor's approval, at Lessee's expense.

       Lessor reserves the right to make reasonable substitutions for building standard materials in the event of unavailability of materials or field conditions.

                              TWO WISCONSIN CIRCLE

                                  EXHIBIT "C"

                             RULES AND REGULATIONS


     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Lessee shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress and egress to and from the demised premises; and if the demised premises are situated on the ground floor of the Building the Lessee thereof shall, at said Lessee's own expense, keep the sidewalks and curb directly in front of said demised premises clean and free from ice and snow. Lessor shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Lessees, in such manner as Lessor deems best for the benefit of the Lessees generally. No Lessee shall permit the visit to the demised premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Lessees of the entrances, corridors, elevators and other public portions or facilities of the Building.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Lessor. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the demised premises, without the prior written consent of the Lessor. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to the Lessor.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Lessor.

       5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

       6. There shall be no marking, painting, drilling into or in any way defacing any part of the demised premises or the Building, except for the hanging of prints, pictures, artwork or other similar decorations. No boring, cutting or stringing of wires shall be permitted. Lessee shall not construct, maintain, use or operate within the demised premises or elsewhere within or on the outside of the building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

       7. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking shall be done or permitted by any Lessee on said premises, except in connection with an office kitchen facility within the demised premises for use by Lessee's employees, clients or invitees and approved by Lessor in accordance with the applicable terms of the Lease. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

       8. No space in the Building shall be used for manufacturing or for the sale of merchandise, goods or property of any kind at auction, nor shall any space leased for general office purposes be used for the storage of merchandise.

       9. No Lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, unmusical noise, whistling, singing, or in any other way. No Lessee shall throw anything out of the doors or windows or down the corridors or stairs.

       10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the demised premises.

       11. Unless Lessee shall furnish to Lessor keys or a master key to access the same, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or the mechanism thereof, The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys, so furnished, such Lessee shall pay to the Lessor the cost thereof.

     12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or its Agent may determine from time to time. The Lessor reserves the right to inspect all freight to be brought into the building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

     13. Any person employed by any Lessee to do janitor work within the demised premises must obtain Lessor's consent and such person shall, while in the Building and outside of said demised premises, comply with all instructions issued by the Superintendent of the Building. No Lessee shall engage or pay any employees on the demised premises, except those actually working for such Lessee on said premises.

     14. No Lessee shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons which Lessor shall advise Lessee are not approved by Lessor based upon reputation or prior experience as it relates to damage to the Building or its facilities occurring in the delivery process.

     15. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     16. The Lessor reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Lessor may at its option require the registration of all persons admitted to or leaving the Building between the hours of (i) 6:00 p.m. and 8:00 a.m., Monday through Friday, (ii) 6:00 p.m. Friday and 8:00 a.m. Saturday, (iii) 2:00 p.m. Saturday and 12:00 a.m. Sunday, and (iv) all day Sunday and legal holidays. Each Lessee shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to the Lessor for all acts of such persons.

     17. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     18. Each Lessee, before closing and leaving the demised premises at any time, shall use reasonable efforts to see that all windows are closed and all lights turned off.

     19. The requirements of Lessees will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

     20. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

     21.  No plumbing or electrical fixtures shall be installed by any Lessee.

     22. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     23. Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where Lessee elects not to provide removable plates in its carpet for access into the under floor duct system, it shall be the Lessee's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

     24. Mats, trash or other objects shall not be placed in the public corridors.

     25. The Lessor does not maintain or clean suite finishes which are nonstandard: such as bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Lessor will arrange for the work to be done at the Lessee's expense.

     26. Drapes installed by the Lessee for its use which are visible from the exterior of the Building must be approved by Lessor in writing and be cleaned by the Lessee.

     27. The Lessor will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only. For special fixtures the Lessee will stock his own bulbs, which will be installed by the Lessor when so requested by the Lessee.

     28. Violation of these rules and regulations, or any amendments thereto, shall be a default as referenced in Section 22 of the Lease, and shall be subject to the applicable notice and cure period therein.

     29. The Lessor may, upon request by any Lessee, waive the compliance by such Lessee of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Lessor or Lessor's authorized agent,
(ii) any such waiver shall not relieve such Lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to by Lessor, and (iii) no waiver granted to any Lessee shall relieve any other Lessee from the obligation of complying with the foregoing rules and regulations unless such other Lessee has received a similar waiver in writing from Lessor.

                             TWO WISCONSIN CIRCLE

                                  EXHIBIT "D"

                       DECLARATION AS TO DATE OF DELIVERY
                        AND ACCEPTANCE OF POSSESSION OF
                                DEMISED PREMISES


     Attached to and made a part of the Lease, dated the _____ day of January, 1996 entered into by and between Two Wisconsin Circle Joint Venture, as Lessor, and Health Partners Financial Corporation, as Lessee.

     Lessor and Lessee do hereby declare and evidence that possession of the Demised Premises was accepted by Lessee on the ___ day of ___________, 1996. The Building, the Demised Premises and other improvements required to be constructed and finished by Lessor in accordance with Section 8 of the Lease have been satisfactorily completed by Lessor and accepted by Lessee. The Lease is now in full force and effect. For the purpose of this Lease, the Commencement Date is established as beginning on the _____ day of __________, 1996. As of the date of delivery and acceptance of possession of the Demised Premises as herein set forth, there is no right of set off against rents claimed by Lessee against Lessor.

     Lessee,  if  a  corporation,  stares  that  its  registered  agent  is having  an  address  at
- -------------------------------------------
_______________________________________________ and that it is a corporation in good standing in the jurisdiction in which the Building is located.


LESSEE:                                 LESSOR:

HEALTH PARTNERS FINANCIAL               TWO WISCONSIN CIRCLE JOINT VENTURE
CORPORATION
                                        By:  The Chevy Chase Land Company
                                             of Montgomery County, Maryland
                                             General Partner


By:                                          By:
   --------------------------                   ---------------------------
   Name:                                        Name:
   Title:                                       Title:

                              TWO WISCONSIN CIRCLE

                                  EXHIBIT "E"

                       SPECIFICATIONS FOR OFFICE CLEANING

I. DEMISED PREMISES: (Includes office areas, kitchens, stock rooms, Xerox rooms and conference rooms.

       Daily:
       ------

       1.   Collect trash.
       2.   Empty ash trays; damp wipe clean.
       3. Dust furniture, desks, machines, phones, file cabinets, window ledges, etc. (Papers left on desks will not be disturbed.)
       4.   Vacuum carpet; dry sweep resilient tile and wood floors, spot clean.
       5.   Spot clean walls, doors and partitions.

       Weekly:
       -------

       1.   Vacuum upholstered furniture.

       Monthly:
       --------

       l.   Recondition resilient tile floors.
       2.   Dust picture frames, charts, graphs, etc.
       3.   Vacuum air vents.

       Quarterly:
       ----------

       1.   Clean partitions.
       2.   Dust vertical surfaces; walls, etc.

    WINDOWS:

       As Needed:
       ----------

       1.   Dust and clean venetian blinds.

    DOORS & LIGHTS:

          Daily:
          ------

          l.   Turn off lights and check all doors on completion of work.

    TRASH:

          Daily:
          ------

          l.   Deposit all trash in the designated area.
               NOTE: Only trash placed in waste containers, or clearly marked "TRASH" will be removed.

     PRIVATE LAVATORIES AND KITCHENS:

          Daily:
          ------

          1.   Remove all trash, garbage and refuse.

II.  PUBLIC AREAS:

     (A)  Lavatories:

     Daily:
     ------

          l.   Clean and disinfect all toilet bowls, wash bowls and urinals.
          2.   Resupply all dispensers.

          As Needed:
          ----------

          1.   Wash or wipe all surfaces in rest rooms.

     (B)  Corridors:

     Daily:
     ------

          1.   Collect trash.
          2.   Empty ash trays; damp wipe clean.
          3. Vacuum carpet, dry sweep resilient tile and wood floors, spot clean.
          4.   Spot clean walls and doors.
          5.   Spot clean carpet.

          *Where possible, spots and spills that are soluble and respond to standard spotting procedures will be removed.


          Should Lessee install specialty items, other than building standard items as outlined in Exhibit "B," which will increase in any way the rate being charged by the cleaning contractor for the demised premises, Lessee shall be liable for such increases and will reimburse Lessor for any additional cost.

                              TWO WISCONSIN CIRCLE

                         ADDENDUM NO. l TO OFFICE LEASE
                         ------------------------------


     THIS ADDENDUM NO. l TO OFFICE LEASE (this "Addendum") is made and entered into this 26 day of July, 1996, by and between TWO WISCONSIN CIRCLE JOINT VENTURE, a Maryland joint venture, hereinafter called "Lessor," and HEALTH PARTNERS FINANCIAL CORPORATION, a Delaware corporation, hereinafter called "Lessee."

     WITNESSETH:

     WHEREAS, by Office Lease dated the 4th day of January, 1996 (the "Lease"), Lessor leased to Lessee approximately 5,414 square feet of rentable area on the third (3rd) floor of the building situated at Two Wisconsin Circle, Chevy Chase, Maryland; and

     WHEREAS, Section 8 of the Lease provides for a Tenant Allowance (as therein defined), and Lessee has requested that Lessor advance an additional Fifty-Two Thousand Five Hundred Ninety-Nine and 81/100 Dollars ($52,599.81) for the costs incurred by Lessee for new office furniture acquired and placed upon the Demised Premises (as defined in the Lease), as well as certain relocation expenses incurred by Lessee in relocating its offices from their current location to the Demised Premises; and

     WHEREAS, Lessor is willing to advance the said additional sum for such costs incurred, subject to repayment thereof by Lessee and otherwise subject to and upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do mutually agree that the Lease shall be and is hereby amended to provide as follows, all capitalized terms being as defined in the Lease unless otherwise noted:

     l.  ADDITIONAL ADVANCE
         ------------------

     In addition to the Tenant Allowance to be provided by Lessor pursuant to and in accordance with the terms and provisions of Section 8 of the Lease, Lessor shall provide a cash advance in the amount of Fifty-Two Thousand Five Hundred Ninety-Nine and 81/100 Dollars ($52,599.81) the "Additional Advance") to be available to pay directly to vendors or suppliers (to the extent of the Additional Advance) (i) first, the direct costs incurred by Lessee for the acquisition and installation of new office desks, chairs, file cabinets and reception area furnishings (collectively, the "Office Furniture") upon the Demised Premises in connection with Lessee's initial occupancy thereof, and (ii) second, certain relocation expenses incurred by Lessee in relocating its offices from their current location to the Demised Premises, The Office Furniture does not include the systems furniture currently addressed in Section 8 of the Lease, which systems furniture is to be and remain the property of Lessor and be surrendered in place with the Demised Premises upon the expiration or earlier termination of the Lease.

     Such disbursement of the Additional Advance by Lessor shall be subject to repayment thereof by Lessee as hereinafter set forth, and shall be made (i) following completion of the acquisition and installation of the Office Furniture and the relocation of Lessee's offices from their current location to the Demised Premises, (ii) on the basis of paid invoices, and (iii) subject to inspection and approval by Lessor, which approval shall not be unreasonably withheld or delayed.

     2.   REPAYMENT OF ADDITIONAL ADVANCE
          -------------------------------

     Lessee agrees to repay to Lessor the Additional Advance, with interest thereon at the rate of ten percent (10%) per annum, in equal and consecutive monthly installments of One Thousand One Hundred Eighteen and 00/100 Dollars ($1,118.00) each, commencing on the 1st day of May, 1996 and continuing on the 1st day of each successive calendar month through and including the 1st day of February, 2001, subject to acceleration as hereinafter set forth. The entire unpaid aggregate balance of the Additional Advance, with all interest accrued and unpaid thereon, shall be due and payable in full on the 1st day of March, 2001.

     Such repayment of the Additional Advance shall be due and payable as additional rent under the Lease, as amended hereby, in addition to the payment of Monthly Rent and any other sums payable as additional rent under the Lease as amended hereby. Simultaneously with the execution of this Addendum by Lessee, Lessee shall pay to Lessor any arrearage that shall have accrued since May 1, 1996 in such repayment of the Additional Advance. In the event Lessee fails to repay the Additional Advance in accordance with the foregoing payment terms, then Lessor shall have all rights and remedies set forth herein, as well as all rights and remedies set forth in the Lease with respect to the nonpayment of rent.

     Notwithstanding anything to the contrary, in the event either
(i) Lessee shall fail to pay any installment of the Additional Advance when due, and such default shall continue beyond the expiration of the applicable notice and cure period set forth in Section 22 of the Lease, (ii) Lessee shall default in the payment of any installment of Monthly Rent or any other sums payable as additional rent under the Lease as amended hereby, and such default shall continue beyond the expiration of the applicable notice and cure period set forth in Section 22 of the Lease, (iii) Lessor shall elect to terminate the Lease, as amended hereby, pursuant to Section 22 thereof as a result of any other default by Lessee in the performance of its obligations under the Lease as amended hereby, or (iv) Lessee shall assign or sublet the Demised Premises such as to require Lessor's consent pursuant to Section 7 thereof, then in any such event the Lease shall cease and terminate at the option of Lessor in accordance with Section 22 of the Lease, and Lessor may proceed to recover possession of the Demised Premises pursuant to Section 22 of the Lease. Further, the entire unpaid aggregate balance of the Additional Advance, with all interest accrued and unpaid thereon, shall at once become due and payable in full at the option of Lessor. Lessor may exercise such option to accelerate full payment of the Additional Advance following any default by Lessee (which default continues beyond the expiration of the applicable notice and cure period set forth in Section 22 of the Lease) regardless of any prior forebearance.

     3.   LIEN AND SECURITY DEPOSIT
          -------------------------

     To secure the repayment of the Additional Advance in accordance with the payment terms set forth above, Lessee hereby grants to Lessor a security interest and lien on all Office Furniture placed in or upon the Demised Premises, and all Office Furniture shall be and remain subject to such lien of Lessor for repayment of the Additional Advance. In the event of any default by Lessee in the repayment of the Additional Advance, Lessor may proceed under the Uniform Commercial Code as adopted in the State of Maryland, and this Addendum shall be deemed a security agreement, as therein defined, as to all or any part of the Office Furniture. Lessee agrees that Lessor shall have, with respect to the Office Furniture, all rights, remedies and powers of a secured party under said Uniform Commercial Code, including without limitation, the right and power to replevy, sell or otherwise dispose of, foreclose upon, or utilize all or any part of the Office Furniture in any matter authorized and permitted under said Uniform Commercial Code, as now or hereafter amended; and that Lessor shall give Lessee five (5) days prior notice of the time and place of any public sale of any of the Office Furniture or of the time after which any private sale or other disposition thereof is to be made, and Lessee agrees that such notice shall be deemed and considered reasonable.

     At Lessor's request, Lessee shall execute and deliver to Lessor a financing statement sufficient to perfect this security interest and lien, or Lessor may file a copy of the relevant portions of this Addendum as a financing statement. Said lien shall be in addition to and cumulative upon Lessor's liens provided by law.

     4.   LEASE PROVISIONS APPLICABLE
          ---------------------------

     All of the terms and conditions of the Lease, as amended hereby, shall be and remain applicable and in full force and effect, which terms and conditions are hereby ratified and affirmed.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.


                   (Signatures Appear on the Following Pages)

                                        LESSOR :

                                        TWO WISCONSIN CIRCLE JOINT VENTURE,
                                        a Maryland joint venture

                                        By:  The Chevy Chase Land Company of
                                             Montgomery County, Maryland, a
Attest:                                      General Partner

[SIGNATURE APPEARS HERE]                By:  /s/ Edward Asher, VP
- ----------------------------                 ---------------------------
Assistant Secretary                          Name:
       (SEAL)                                Title:


STATE OF MARYLAND
COUNTY OF MONTGOMERY, ss:

     I, Deborah Tarver Smith, a Notary Public in and for the State
Maryland, do hereby certify that Edward Hall Asher, who is personally well known to me as the person who executed the foregoing and annexed Addendum, dated 22nd day of July 1996, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum to be the act and deed of The Chevy Chase Land Company of Montgomery County, Maryland, as a general partner of and for and on behalf of the Lessor, and delivered the same as such.

     GIVEN under my hand and seal this 22nd day of July, 1996.


                                        /s/ Deborah Tarver Smith
                                        -----------------------------
                                        Notary Public

My commission expires:

                             DEBORAH TARVER SMITH
                        NOTARY PUBLIC STATE OF MARYLAND
                    My Commission Expires January 10, 1999

                                        LESSEE :

                                        HEALTH PARTNERS FINANCIAL CORPORATION
                                        a Delaware corporation

Attest:



[SIGNATURE APPEARS HERE]                By: /s/ Ethan Leder
- ------------------------------              ------------------------------
     Secretary                              Name:  Ethan Leder
     (SEAL)                                 Title: EVP


STATE OF Maryland   )
COUNTY OF Montgomery)  ss:


      I, Christa D. Dale, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Ethan Leder, who is personally well known to me as the person who executed the foregoing and annexed Addendum, dated 26 day of July 1996, on behalf of the Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum to be the act and deed of Health Partners Financial Corporation and delivered the same as such.

     GIVEN under my hand and seal this 26 day of July, 1996.

                                        /s/ Christa D. Dale
                                        ----------------------------
                                        Notary Public

My commission expires:

                        Christa D. Dale, Notary Public
                               Montgomery County
                               State of Maryland
                      My Commission Expires Feb. 13, 1999

                              TWO WISCONSIN CIRCLE


                         ADDENDUM NO.2 TO OFFICE LEASE
                         -----------------------------


     THIS ADDENDUM NO. 2 TO OFFICE LEASE (this "Addendum") is made and entered into this 13 day of August, 1996, by and between TWO WISCONSIN CIRCLE JOINT VENTURE, a Maryland joint venture, hereinafter called "Lessor," and HEALTH PARTNERS FINANCIAL CORPORATION, a Delaware corporation, hereinafter called "Lessee."

     WITNESSETH:

     WHEREAS, by Office Lease dated the 4th day of January, 1996, as amended by Addendum No. 1 to Office Lease dated the 26 day of July, 1996 (as so amended, the "Lease"), Lessor leased to Lessee approximately 5,414 square feet of rentable area (the "Initial Demised Premises") on the third (3rd) floor of the building situated at Two Wisconsin Circle, Chevy Chase, Maryland (the "Building"); and

     WHEREAS, Lessor and Lessee desire to expand the Initial Demised Premises by adding thereto and incorporating therein, upon the terms and conditions hereinafter set forth, additional space comprising approximately 1,347 square feet of rentable area on the fourth (4th) floor of the Building.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do mutually agree that the Lease shall be and is hereby amended to provide as follows, all capitalized terms being as defined in the Lease unless otherwise noted:

     1.   ADDITIONAL SPACE
          ----------------

          There is hereby added to the Initial Demised Premises effective as of the Addition Date (as defined in Section 2 below), and Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, approximately l.347 square feet of rentable area on the fourth (4th) floor of the Building (such rentable area being hereinafter referred to as the "Additional Space"), subject to and upon all of the terms and conditions of the Lease, except to the extent modified or supplemented hereby. The Additional Space is outlined on the floor plan attached hereto and made a part hereof as Exhibit A.

     2.   TERM
          ----

          The Additional Space shall be added to the Initial Demised Premises on the 1st day of September, 1996 (the "Addition Date"), and the term of the Lease as to the Additional Space shall expire on the 31st day of August, 1997. It is expressly understood and agreed that the term of the Lease as to the Additional Space shall not be coterminous with the term of the Lease as to the Initial Demised Premises, and that the earlier expiration of the term of the Lease as to the Additional Space shall not in any manner whatsoever affect the remaining term of the Lease as to the Initial Demised Premises. In the event that Lessee shall not immediately surrender the Additional Space on the date of expiration of the term of the Lease as to the Additional Space or any extension thereof, Lessee shall become a lessee thereof by the month and hereby agrees to pay to Lessor an Additional Monthly Rent (as defined in Section 3 below) equal to one and one-half (1 1/2) times the Additional Monthly Rent in effect during the last month of the term of the Lease as to the Additional Space, and such month-to-month tenancy shall otherwise be in accordance with and governed by Section 33 of the Lease.

     3.   RENT
          ----

          The monthly rent for the Additional Space ("Additional Monthly Rent"), which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept, shall be the sum of Three Thousand One Hundred Forty-Three and 00/100 Dollars ($3,143.00) payable in advance on the first day of each calendar month during the term of the Lease as to the Additional Space. The Additional Monthly Rent shall not be subject to any escalation or increases during the term of the Lease as to the Additional Space.

     4.   PRE-OCCUPANCY TENANT WORK
          -------------------------

          Lessee shall accept the Additional Space "as is" upon the Addition Date, and Lessor shall have no obligation to furnish or install any items whatsoever of tenant work within the Additional Space. All tenant work and installations desired by Lessee for its occupancy of the Additional Space shall be undertaken by Lessee at its cost and expense pursuant to Section 9 of the Lease.

     5.   LEASE PROVISIONS APPLICABLE
          ---------------------------

     All of the terms and conditions of the Lease, as amended or supplemented hereby, shall be applicable to the Additional Space hereby added to the Initial Demised Premises. Once added to the Initial Demised Premises and continuing until the later to occur of (i) the expiration of the term of the Lease as to the Additional Space, or (ii) the termination of Lessee's occupancy of the Additional Space, the Additional Space shall be deemed to be a part of the premises demised under the Lease for all purposes, and the term "Demised Premises" as used throughout the Lease shall be construed to include both the Initial Demised Premises and the Additional Space. All terms and conditions of the Lease, as amended or supplemented hereby, are hereby ratified and affirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be signed in their names personally by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.



                   (Signatures Appear on the Following Pages)

                                        LESSOR:

                                        TWO WISCONSIN CIRCLE JOINT VENTURE,
                                        a Maryland joint venture

                                        By:  The Chevy Chase Land Company of
                                             Montgomery County, Maryland, a
                                             General Partner
Attest:


[SIGNATURE APPEARS HERE]                By: /s/ Edward Hall Asher, VP
- ---------------------------------           -------------------------------
Assistant Secretary                           Name:
          (SEAL)                              Title:



STATE OF MARYLAND
COUNTY OF MONTGOMERY, ss:

     I, Deborah Tarver Smith, a Notary Public in and for the State Maryland,
        ---------------------
do hereby certify that Edward Hall Asher, who is personally well known to me
                       -----------------
as the person who executed the foregoing and annexed Addendum, dated 22nd day of
                                                                     ----
August 1996, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum to be the act and deed of The Chevy Chase Land Company of Montgomery County, Maryland, as a general partner of and for and on behalf of the Lessor, and delivered the same as such.

     GIVEN under my hand and seal this 22nd day of August, 1996.
                                       ----
                                        /s/ Deborah Tarver Smith
                                        --------------------------
                                        Notary Public

My commission expires:

                             DEBORAH TARVER SMITH
                        NOTARY PUBLIC STATE OF MARYLAND
                    My Commission Expires January 10, 1999

                                        LESSEE:

                                        HEALTH PARTNERS FINANCIAL CORPORATION
                                        a Delaware corporation

Attest:

[SIGNATURE APPEARS HERE]                By: /s/ John K. Delaney
- -------------------------------            ---------------------------
       Secretary                              Name: John K. Delaney
       (SEAL)                                 Title: President


STATE OF          )
COUNTY OF         ) ss:


    I, Deborah Tarver Smith, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that John K. Delaney, who is personally well known to me as the person who executed the foregoing and annexed Addendum, dated 13th day of August 1996, on behalf of the Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum to be the act and deed of Health Partners Financial Corporation and delivered the same as such.

     GIVEN under my hand and seal this 13th day of August, 1996.

                                        /s/ Deborah Tarver Smith
                                        --------------------------------
                                        Notary Public

My commission expires:
                             DEBORAH TARVER SMITH
                        NOTARY PUBLIC STATE OF MARYLAND
                    My Commission Expires January 10, 1999

                                       65